UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2021

Code Chain New Continent Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
No 2020 Zhongshanxi Road Room 502A40 Xuhui District, Shanghai, China 200030

(Address of Principal Executive Offices) (Zip code)

 +86-0513-8912-3630

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CCNC	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2021, Mr. Min Zhu tendered his resignation as a director, the chairman of the Nominating and Corporate Governance Committee, a member of the Audit Committee and the Compensation Committee of Code Chain New Continent Limited (the “Company”), effective February 11, 2021. Mr. Zhu’s resignation was not a result of any disagreement with the Company’s operations, policies or procedures.

On the same day, Ms. Manli Long tendered her resignation as a director and a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Company, effective February 11, 2021. Ms. Long’s resignation was not a result of any disagreement with the Company’s operations, policies or procedures.

On February 11, 2021, approved by the Board of Directors, the Nominating and Corporate Governance Committee and the Compensation Committee, Mr. Fei Gan was appointed as a director, the chairman of the Nominating and Corporate Governance Committee, a member of the Audit Committee and the Compensation Committee of the Company, and Mr. Jin Wang was appointed as a director and a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Company, effective February 11, 2021.

The Board has determined that Mr. Gan and Mr. Wang are independent within the meaning of Nasdaq Listing Rule 5605(a)(2).

The biographical information of Mr. Gan and Mr. Wang is set forth below:

Mr. Fei Gan, age 40, is the co-founder of Silverstone Investment, a top financial quantitative trading company. Mr. Gan has been engaged in the financial technology and big data industry for more than ten years and has held senior management positions in many companies. He has served as the vice president of Silverstone Investment since 2008, the CEO of Shenzhen Columbus Data Technology Co., Ltd. since 2017 and the CEO of Hefei Bitu Technology Co., Ltd. since 2020.

Mr. Jin Wang, age 33, is an IT expert, a pioneer in blockchain finance, and an independent investor in the Internet finance and blockchain industries. Mr. Wang is the founder of Singapore Vientiane Digital Platform, Chairman of Singapore Zianquan Technology, Chairman of Shenzhen Dingfeng Software, and Chairman of BIMG Technical Committee. Mr. Wang has more than five years of experience in financial innovation and digital asset management. Mr. Wang is the founder of Alchemy digital asset quantitative trading platform and the Initiator of WeDeep Smart Health Platform Project.

Neither of Mr. Gan or Mr. Wang has a family relationship with any director or executive officer of the Company. Neither of Mr. Gan or Mr. Wang has been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Each of Mr. Gan and Mr. Wang accepted an offer letter from the Company and agreed to receive an annual compensation of $10,000, effective February 11, 2021. The offer letters are qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Offer Letter between Code Chain New Continent Limited and Fei Gan, dated February 11, 2021
10.2	Director Offer Letter between Code Chain New Continent Limited and Jin Wang, dated February 11, 2021
99.1	Correspondence of Min Zhu’s Resignation as director of the Company, dated February 11, 2021
99.2	Correspondence of Manli Long’s Resignation as director of the Company, dated February 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODE CHAIN NEW CONTINENT LIMITED

Date: February 11, 2021	By:	/s/ Yimin Jin
	Name:	Yimin Jin
	Title:	CEO

2